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                                                                    Exhibit 23.3


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8, relating to the registration of 3,200,000 shares of common stock of FiNet.com, Inc., of our report dated July 9, 1998 (with respect to Note C July 31, 1998) with respect to the financial statements of Coastal Federal Mortgage Company, a wholly owned subsidiary of FiNet.com, Inc. for the year ended April 30, 1998 included in FiNet.com, Inc.'s annual report (Form 10-K) for the year ended December 31, 2000.




Florham Park, New Jersey
July 5, 2001